[letterhead]

                               Samuel F. May Jr.
                          Certified Public Accountant

                                                            Member: AICPA
                                                                    FICPA

                         23123 State Road 7, Suite 210
                           Boca Raton, Florida 33428

                   Office: (561) 487-0670 Fax: (561)852-1646


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




Focus Financial Group, Inc.
22154 Martella Avenue
Boca Raton, FL  33433

I hereby consent to the use of my audit report dated December 10, 1999, in the form 10-SB of Focus Financial Group, Inc. for the period ending November 30, 1999.


/s/ Samuel F. May Jr.
Certified Public Accountant

December 10,1999